Exhibit 99.1

Senmiao Technology Reports Fiscal 2023 First Quarter Financial Results

CHENGDU, China, August 15, 2022 -- Senmiao Technology Limited (“Senmiao”) (NASDAQ: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, as well as an operator of its own online ride-hailing platform, today announced financial results for its fiscal 2023 first quarter ended June 30, 2022.

Please note that the financial figures of Senmiao’s former variable interest entities (“VIEs”) Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”) and Chengdu Youlu Technology Ltd. (“Youlu”) had no impact on Senmiao’s consolidated interim financial information for the three months ended June 30, 2022, as a result of deconsolidation of these former VIEs effective March 31, 2022. The financial results from these former VIEs were classified as discontinued operations in the comparative period in 2021, which were previously classified under Automobile Transaction and Related Services.

Fiscal 2023 First Quarter Financial and Operating Highlights

•	Total revenues of $2.3 million from continuing operations, compared to $0.4 million in the prior-year period
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to June 30, 2022, approximately 23 million rides were completed (including orders completed on the platform operated by Senmiao and orders completed on partner platforms, such as Meituan, Xiehua and Anma) with fares paid by riders totaling $72.9 million.
•	Net income from continuing operations of $0.2 million, compared to a net loss from continuing operations of $6.2 million in the prior-year period

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We were pleased with the top line operation results achieved during the fiscal 2023 first quarter as a result of impressive growth in our automobile rental and online ride-hailing platform services businesses. The Meituan cooperation model that commenced in August 2021 has not only led to increased revenues from online ride-hailing platform services but also a much more favorable margin profile, which helped us to report a solid quarter of profitability for the first quarter ended June 30, 2022. Consequently, our revenue streams are now more equally distributed between our two major lines of business as online ride-hailing platform services accounted for more than 50% of total revenues during the period. We believe we will continue to benefit from the synergies between these two business lines, which we expect will be Senmiao’s primary growth drivers over the long term.”

Mr. Wen continued, “Our online ride-hailing business has demonstrated great resilience despite challenges related to COVID-19 in some of the major cities in which we operate, such as Chengdu. We are pleased to see that the online ride-hailing industry could recovery rapidly from the temporary local lockdowns, and we expect online ride-hailing platform services to continue to recover as we reported a sequential increase in the number of completed orders in July 2022. As of June 30, 2022, our own platform has helped facilitate approximately 18 million rides since launch, with an additional 4.9 million rides completed on our partner platforms, including Xiehua and Anma with which we commenced partnerships in April 2022. Our partners are key to our expansion strategy, and Senmiao plans to maintain and strengthen the relationships with our existing partners while establishing new ones. We believe that the recently announced cooperations with Ctrip and Fliggy will serve as a strong momentum for Senmiao to explore new markets across different platforms and into new regions and cities.”

Financial Review

Revenues

Total revenues from continuing operations were $2.3 million for the first quarter ended June 30, 2022, compared to $0.4 million in the prior-year period. The increase was largely due to increased contributions from operating lease revenues from automobile rentals and online ride-hailing platform services as a result of the expansion of these two businesses.

During the quarter ended June 30, 2022, the automobile rental business generated operating lease revenues of $0.9 million, compared to $0.2 million in the prior-year period, due to a significant increase in the number of automobiles leased. The online ride-hailing platform services business generated revenues of $1.2 million, compared to $0.04 million in the prior-year period.

Cost of Revenues

Cost of revenues from continuing operations decreased to $1.9 million for the first quarter ended June 30, 2022, compared to $2.3 million in the prior-year period, primarily due to a $1.2 million decrease in direct expense and technical service fees related to online ride-hailing platform services, partially offset by a $0.7 million increase in costs for automobiles under operating leases as a result of business expansion and a $0.1 million increase in costs of automobile sold.

Gross Profit (Loss)

Gross profit from continuing operations was $0.5 million for the first quarter ended June 30, 2022, compared to a gross loss of $1.9 million in the prior-year period, primarily due to the increase in gross profit from online ride-hailing platform services.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses from continuing operations decreased by 27.5% to $1.9 million for the first quarter ended June 30, 2022, compared to $2.6 million in the prior-year period. The decrease was a result of Senmiao’s cost control initiatives during the quarter, mainly attributable to a $0.7 million decrease in advertising and promotion for the online ride-hailing platform services, a $0.1 million decrease in office rental and charges, and a $0.1 million decrease in salary and employee benefits as the number of our employee decreased from 204 to 166

Net Income (Loss) from Continuing Operations

Net income from continuing operations for the first quarter ended June 30, 2022, was $0.2 million, compared to a net loss of $6.2 million in the prior-year period, which was primarily the result of increased revenues and lower SG&A expenses mentioned above, as well as a $1.6 million gain resulted from the change in fair value of derivative liabilities.

Earnings (Loss) per Share

Earnings per share for continuing operations was approximately $0.05 based on a weighted average number of basic and diluted common stock of 6.3 million, compared to loss per share of approximately $1.02 based on a weighted average number of basic and diluted common stock of 5.3 million.

Financial Position

As of June 30, 2022, Senmiao had cash and cash equivalents of $1.9 million, compared to $1.2 million as of March 31, 2022, for its continuing operations. Total stockholders’ equity was $7.7 million as of June 30, 2022, compared to $8.1 million as of March 31, 2022.

Further information regarding Senmiao's results of operations for the quarter ended June 30, 2022 can be found in Senmiao's Form 10-Q, which will be filed with the Securities and Exchange Commission today.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc. Carolyne Sohn, Vice President +1 415-568-2255 csohn@equityny.com	In China Lucy Ma, Associate +86 10 5661 7012 lma@equityny.com

© 2022 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	June 30,	March 31,
	2022	2022
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$1,854,338	$1,185,221
Accounts receivable, net, current portion	390,326	418,022
Inventories	221,214	286,488
Finance lease receivables, net, current portion	255,239	314,264
Prepayments, other receivables and other assets, net	1,944,129	2,713,208
Due from related parties, current portion	735,432	682,335
Total current assets	5,400,678	5,599,538

Property and equipment, net	4,967,144	5,658,773

Other assets
Operating lease right-of-use assets, net	228,925	109,621
Operating lease right-of-use assets, net, related parties	496,083	515,906
Financing lease right-of-use assets, net	159,136	305,933
Intangible assets, net	895,792	959,551
Accounts receivable, net, noncurrent	—	69
Finance lease receivables, net, noncurrent	67,718	92,980
Due from a related party, noncurrent	5,884,503	6,635,746
Total other assets	7,732,157	8,619,806

Total assets	$18,099,979	$19,878,117

LIABILITIES, MEZZANNIE EQUITY AND EQUITY
Current liabilities
Borrowings from financial institution	$91,821	$145,542
Accounts payable	2,106	14,446
Advances from customers	130,621	120,629
Accrued expenses and other liabilities	2,852,403	2,444,367
Due to related parties and affiliates	84,028	11,682
Operating lease liabilities	95,215	50,177
Operating lease liabilities - related parties	314,990	330,781
Financing lease liabilities	159,136	304,557
Derivative liabilities	586,694	2,215,204
Current liabilities - discontinued operations	500,070	528,426
Total current liabilities	4,817,084	6,165,811

Other liabilities
Operating lease liabilities, non-current	141,886	47,910
Operating lease liabilities, non-current - related parties	248,997	226,896
Financing lease liabilities, non-current	—	1,376
Deferred tax liability	44,007	46,386
Total other liabilities	434,890	322,568

Total liabilities	5,251,974	6,488,379

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	June 30,	March 31,
	2022	2022
	(Unaudited)
Commitments and contingencies

Mezzanine Equity
Series A convertible preferred stock (par value $0.0001 per share, 5,000 shares authorized; 4,480 and 5,000 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively)	735,436	820,799

Stockholders’ equity
Common stock (par value $0.0001 per share, 10,000,000 shares authorized; 6,313,614 and 6,186,783 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively)*	644	630
Additional paid-in capital	42,888,382	42,803,033
Accumulated deficit	(34,268,692)	(34,601,545)
Accumulated other comprehensive loss	(893,292)	(109,454)
Total Senmiao Technology Limited stockholders’ equity	7,727,042	8,092,664

Non-controlling interests	4,385,527	4,476,275

Total equity	12,112,569	12,568,939

Total liabilities, mezzanine equity and equity	$18,099,979	$19,878,117

 *Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$2,341,796	$378,754
Cost of revenues	(1,881,816)	(2,296,444)
Gross profit (loss)	459,980	(1,917,690)

Operating expenses
Selling, general and administrative expenses	(1,919,347)	(2,647,269)
Recovery of (provision for) doubtful accounts	21,857	(73,478)
Impairments of inventories	(3,085)	—
Impairments of long-lived assets and goodwill	—	(137,390)
Total operating expenses	(1,900,575)	(2,858,137)

Loss from operations	(1,440,595)	(4,775,827)

Other income (expense)
Other income (expense), net	63,153	(36,610)
Interest expense	—	(5,845)
Interest expense on finance leases	(7,148)	(15,853)
Change in fair value of derivative liabilities	1,628,510	(1,369,284)
Total other income (expense), net	1,684,515	(1,427,592)

Income (loss) before income taxes	243,920	(6,203,419)
Income tax expense	—	—
Net income (loss) from continuing operations	243,920	(6,203,419)
Loss from discontinued operations, net of applicable income taxes	—	(1,167,217)

Net income (loss)	243,920	(7,370,636)
Net loss attributable to non-controlling interests from continuing operations	88,933	818,545
Net loss attributable to non-controlling interests from discontinued operations	—	303,476

Net income (loss) attributable to the Company's stockholders	$332,853	$(6,248,615)
Net income (loss)	$243,920	$(7,370,636)

Other comprehensive loss
Foreign currency translation adjustment	(785,653)	(18,572)
Comprehensive loss	(541,733)	(7,389,208)

less: Total comprehensive loss attributable to noncontrolling interests	(90,748)	(1,133,356)
Total comprehensive loss attributable to stockholders	$(450,985)	$(6,255,852)
Weighted average number of common stock
Basic and diluted*	6,305,252	5,273,156

Earnings (loss) per share - basic and diluted*
Continuing operations	$0.05	$(1.02)
Discontinued operations	$—	$(0.16)

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$243,920	$(7,370,636)
Net loss from discontinued operations	—	(1,167,217)
Net income (loss) from continuing operations	243,920	(6,203,419)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	288,547	162,547
Amortization of right-of-use assets	218,446	184,501
Amortization of intangible assets	45,716	37,340
Provision for (recovery of) doubtful accounts	(21,857)	73,478
Impairments of long-lived assets	—	137,390
Impairments of inventories	3,085	—
Loss on disposal of equipment	9,144	—
Change in fair value of derivative liabilities	(1,628,510)	1,369,284
Change in operating assets and liabilities
Accounts receivable	16,836	(72,288)
Inventories	47,478	(126,111)
Prepayments, other receivables and other assets	614,373	(503,108)
Finance lease receivables	134,210	203,415
Accounts payable	(11,720)	843,054
Advances from customers	16,683	(7,192)
Accrued expenses and other liabilities	559,610	1,760,794
Operating lease liabilities	(9,137)	(78,691)
Operating lease liabilities - related parties	(12,685)	33,876
Net cash provided by (used in) operating activities from continuing operations	514,139	(2,185,130)
Net cash used in operating activities from discontinued operations	—	(1,450,329)
Net Cash Provided by (Used in) Operating Activities	514,139	(3,635,459)

Cash Flows from Investing Activities:
Proceeds from sales of equipment	25,739	—
Purchases of property and equipment	(497)	(2,183,162)
Purchases of intangible assets	(910)	—
Net cash provided by (used in) investing activities from continuing operations	24,332	(2,183,162)
Net cash provided by investing activities from discontinued operations	—	108,988
Net Cash Provided by (Used in) Investing Activities	24,332	(2,074,174)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in a registered direct public offering	—	5,771,053
Net proceeds from issuance of common stock upon warrants exercised	—	22,015
Loan to related parties	—	(8,654)
Borrowings from related parties and affiliates	349,704	—
Repayments to related parties and affiliates	—	(373)
Repayments of current borrowings from financial institutions	(46,520)	(3,252)
Principal payments of finance lease liabilities	(132,111)	(88,370)
Net cash provided by financing activities from continuing operations	171,073	5,692,419
Net cash used in financing activities from discontinued operations	—	(370,257)
Net Cash Provided by Financing Activities	171,073	5,322,162

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)

Effect of exchange rate changes on cash and cash equivalents	(40,427)	(23,086)

Net (decrease) increase in cash and cash equivalents	669,117	(410,557)
Cash and cash equivalents, beginning of the period	1,185,221	4,448,075
Cash and cash equivalents, end of the period	1,854,338	4,037,518

Less: Cash and cash equivalents from discontinued operations	—	40,747

Cash and cash equivalents from continuing operations, end of period	$1,854,338	$4,078,265

Supplemental Cash Flow Information
Cash paid for interest expense	$—	$14,696
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$155,329	$—
Recognition of right-of-use assets and lease liabilities, related parties	$65,817	$298,628
Allocation of fair value of derivative liabilities for issuance of common stock	$—	$3,562,404
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$—	$45,674